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                                                                   Exhibit 10.12

                                 PROMISSORY NOTE

$________                                      Chicago, Illinois
                                               Dated as of September 28, 2001

     FOR VALUE RECEIVED, [__________________] ("Borrower") promises to pay to UAXS Global Holdings Inc. (the "Lender") or order, at 233 South Wacker Drive, Suite 600, Chicago, Illinois 60606, or such other place as the Lender or holder hereof may from time to time designate, the principal sum of [AMOUNT IN WORDS] Dollars ($).

     1. INTEREST RATE. Interest shall accrue on the unpaid principal portion of this Note at the rate of [SIX] percent (6%) per annum, simple interest.

     2. PAYMENT SCHEDULE. Principal and accrued and unpaid interest, if any, shall be due and payable on September 28, 2006 (the "Maturity Date"). Notwithstanding the foregoing, Borrower and Lender agree that if Borrower's employment with the Company terminates before September 28, 2006, then the Maturity Date shall be the EARLIER of (a) thirty calendar days after the date Borrower's employment with Lender terminates and (b) September 28, 2006.

     3. REPAYMENT OF INDEBTEDNESS. On or before the Maturity Date, Borrower shall repay the entire principal and interest owing under this Note by one of the following methods (or, with respect to principal, the method described in the following sentence), to be selected in Borrower's sole discretion: (i) in cash or immediately available funds; or (ii) by delivering and transferring to Lender the number of shares of the Company's common stock (the "Common Stock") whose Fair Market Value equals the entire principal and interest owing under this Note as of the date of repayment. In addition to the repayment methods described in the previous sentence, Borrower may repay the entire principal amount owing under this Note by delivering and transferring to Lender [_____] shares (the "Shares") of Common Stock. Payments made with respect to interest are not refundable.

          The Fair Market Value of the Common Stock shall be determined (i) by reference to the national securities market or exchange on which the Common Stock is traded on the Maturity Date, or (ii) if the Common Stock is not traded on a national securities market or exchange on the Maturity Date, by the board of directors of Lender acting in good faith based upon a valuation report prepared by an independent valuation firm or consultant. Notwithstanding any provision of this Note, the Lender shall not be required to accept Shares or Common Stock in repayment of amounts due hereunder if the Lender is restricted by law from doing so. The number of Shares referred to above shall be adjusted to give effect to any stock split, stock dividend or combination of the Common Stock occurring after the date hereof. With respect to principal owing under this Note, this Note is with recourse to Borrowers' interest in the Shares but without recourse to Borrower personally. With respect to interest owing under this Note, this Note is recourse to Borrower personally.

          Any repayment under this paragraph 3 which is made in shares of Common Stock shall include only shares owned by Borrower for six months or more prior to the date of repayment, provided, however, that if such shares were acquired pursuant to an incentive stock option plan as defined in Code Sections 422 or prior

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          Code Section 422A of the Lender or any affiliate including any qualified stock option plan as defined in prior Code Section 422, then the applicable holding period requirements of said Sections 422 and 422A shall have been met with respect to such shares.

     4. PREPAYMENT. Borrower shall have the right to prepay all or any part of the unpaid balance hereof at any time, without premium or penalty.

     5. SECURITY; PLEDGE OF SHARES. Borrower hereby pledges the Shares to Lender as collateral security for the principal owing under this Note and agrees to execute and deliver to Lender such other documents as Lender may request in connection with the pledge of the Shares.

     6. AMENDMENT OF NOTE. This Note may be terminated, amended or otherwise modified only by prior written consent of Lender and Borrower.

     7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois, in which state it shall be performed, without giving effect to the conflict of law principles thereof, and shall be binding upon Borrower and his heirs, legal representatives, successors, and assigns.

                                                  BORROWER:


                                                  -------------------------
                                                  [Name of Borrower]

                                                  LENDER:

                                                  UAXS GLOBAL HOLDINGS INC.


                                                  BY:
                                                  ------------------------------
                                                  Name:
                                                  Title:

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